UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 30, 2005

Refocus Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32543	75-2910096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10300 North Central Expressway, Suite 104 Dallas, Texas		75231
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(214) 368-0200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On November 30, 2005, Refocus Group, Inc., or the Company, effected a 1-for-2,000 reverse stock split followed by a 2,000-for-1 forward stock split of its outstanding common stock, as approved by the written consent of a majority of stockholders owning a majority of the voting stock and made effective by filing Certificates of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of Delaware.

On December 6, 2005, the Company issued a press release announcing the completion of reverse and forward stock splits and its intention to terminate the registration of its common stock. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit Number	Description of Exhibit

99.1	Press release issued by the Company on December 6, 2005, announcing the completion of its reverse and forward stock splits and its intention to terminate the registration of its common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REFOCUS GROUP, INC.

Date: December 6, 2005	By:	/s/ Mark A. Cox
	Name:	Mark A. Cox
	Title:	Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press release issued by the Company on December 6, 2005, announcing the completion of its reverse and forward stock splits and its intention to terminate the registration of its common stock.

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